Exhibit 15.1

April 28, 2015

SouFun Holdings Limited

F9M, Building 5, Zone 4, Hanwei International Plaza

No. 186 South 4th Ring Road

Fengtai District, Beijing 100070

The People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors” and “Regulations” in the Annual Report of SouFun Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2014, which will be filed with the Securities and Exchange Commission (the “SEC”) and to the incorporation by reference in the Company’s Registration Statements on Form S-8 (File No. 333-173157) filed with the SEC on March 30, 2011 and on Form F-3 (File No. 333-181407) filed with the SEC on May 15, 2012 and amended on June 1, 2012 and June 18, 2012 of such references to our firm under such headings.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Company’s Annual Report on Form 20-F for the year ended December 31, 2014.

Yours faithfully,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng